CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #898 and Amendment #899 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated October 29, 2025 on the financial statements and financial highlights of the Villere Balanced Fund and Villere Equity Fund, each a series of Professionally Managed Portfolios, appearing in Form N-CSR for the year ended August 31, 2025, which are also incorporated by reference into the Registration Statement.

Philadelphia, Pennsylvania
December 18, 2025